[LETTERHEAD OF THE SINGING MACHINE]

                                                                   July 13, 2004

To      Maureen LaRoche
        Tel:  603-286-8791
        Fax: 603-286-9548

SUBJECT:   SMC WIRING INFORMATION

Dear Maureen,

Per Jay Bauer's instruction, I have attached the wiring instruction for loan of $200,000 to The Singing Machine Company Inc. (SMC) by investors identified by Jay Bauer.

On behalf of SMC, we have agreed to pay 8.75% annual interest rate plus any expense associated with the transaction. We understand that this is a short term and SMC has agreed to repay the loan as soon as cash flow has improved or as an advance against the expected tax refund of $1.1MM from IRS.

Please give us a call if there is any question.


Best regards,

/s/ Y.P. Chan                           /s/ Jeffrey Barocas
Y.P. Chan                               Jeffery Barocas
Interim CEO and COO                     CFO


                    Total number of pages including cover: 2

Cc:        Jay Bauer   Fax: 212-921-9454